Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

For Tender of Shares of Common Stock

of

ESSENDANT INC.

at

$12.80 Net Per Share

Pursuant to the Offer to Purchase dated September 24, 2018

by

EGG MERGER SUB INC.,

a direct wholly owned subsidiary of

EGG PARENT INC.

and an affiliate of

STAPLES, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE (1) MINUTE AFTER 11:59 P.M.,

NEW YORK CITY TIME, ON OCTOBER 22, 2018, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) to purchase all of the outstanding shares of common stock, par value $0.10 per share (the “Shares”), of Essendant Inc., a Delaware corporation (the “Company”), at a purchase price of $12.80 per Share, net to the seller in cash, without interest, subject to any deduction or withholding of taxes required by applicable law, upon the terms and subject to the conditions set forth in the Offer to Purchase (as defined below), if (i) certificates evidencing the Shares are not immediately available, (ii) time will not permit the certificates and all other required documents to be delivered to Equiniti Trust Company (the “Depositary”) prior to the expiration of the Offer or (iii) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by overnight courier or mailed to the Depositary. See Section 3—“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

The Depositary for the Offer is:

Equiniti Trust Company

***By Mail: Equiniti Trust Company Shareowner Services Voluntary Corporate Actions P.O. Box 64858 St. Paul, Minnesota 55164-0858	***By Hand or Overnight Courier: Equiniti Trust Company Shareowner Services Voluntary Corporate Actions 1110 Centre Pointe Curve, Suite 101 Mendota Heights, Minnesota 55120

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution (as defined in the Offer to Purchase) that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Egg Merger Sub Inc., a Delaware corporation (“Purchaser”) and a direct wholly owned subsidiary of Egg Parent Inc., a Delaware corporation (“Parent”), pursuant to the Offer to Purchase, dated September 24, 2018 (the “Offer to Purchase”), the below-described shares of common stock, par value $0.10 per share (the “Shares”), of Essendant Inc., a Delaware corporation (the “Company”) pursuant to the offer to purchase all outstanding Shares for $12.80 net to the seller in cash, without interest, subject to any deduction or withholding of taxes required by applicable law, upon the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in the Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), the number of Shares specified below, pursuant to the guaranteed delivery procedure set forth in Section 3—“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

Number of Shares Tendered and Certificate No(s)

(if available)

FOR BROKERS ONLY: Check here if Shares will be tendered by book entry transfer: ☐

Name of Tendering Institution:

DTC Account Number or Participant Number:

Transaction Code Number:

Dated:                  , 201

Name(s) of Record Holder(s):
(Please type or print)

Address(es):

(Zip code)

Area Code and Telephone Number:
(Daytime telephone number)

Signature(s):

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GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (defined in Section 3—“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase), hereby guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal, together with any other documents required by the Letter of Transmittal, all within two (2) Nasdaq trading days (as defined in the Offer to Purchase) after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, certificates for Shares and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Zip Code)

Area Code and Telephone Number:

Authorized Signature:

Name:	(Please type or print)
Title:

Date:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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